Exhibit 99.(h)(14)

March 28, 2014

State Street Bank and Trust Company
Channel Center

One Iron Street

Boston, Massachusetts 02210
Attention:  Darin S. Dagle, Vice President

Re:  New Fund

Ladies and Gentlemen:

Please be advised that the Credit Suisse Opportunity Funds (the “Trust”) has established a new series of shares to be known as Credit Suisse Volaris US Strategies Fund (the “Fund”).

In accordance with Section 1, The Additional Funds provision, of the Co-Administration Agreement, dated March 18, 2002, by and among each management investment company party thereto and State Street Bank and Trust Company (“State Street”) (as amended, modified or supplemented from time to time, the “Agreement”), the Trust hereby requests that your bank act as Co-Administrator for the Fund under the terms of the Agreement.  In connection with such request, the Fund hereby confirms to you, as of the date hereof, its representations and warranties set forth in Section 4 of the Agreement.

For convenience, attached as Schedule A hereto is a replacement of “Schedule A” to the Agreement.

Please confirm that the foregoing is in accordance with your understanding by indicating your acceptance hereof at the place below indicated, whereupon it shall become a binding agreement between us.

Very truly yours,

CREDIT SUISSE OPPORTUNITY FUNDS

By:	/s/Karen Regan
Name: Karen Regan
Title: Vice President and Secretary

Agreed and Accepted:

STATE STREET BANK AND TRUST COMPANY

By:	/s/Michael F. Rogers
Name: Michael F. Rogers
Title: Executive Vice President
Effective Date: March 28, 2014

Schedule A

CREDIT SUISSE OPPORTUNITY FUNDS

Credit Suisse Emerging Markets Equity Fund

Credit Suisse Floating Rate High Income Fund

Credit Suisse Managed Futures Strategy Fund (formerly known as Credit Suisse Liquid Managed Futures Strategy Fund)

Credit Suisse Multialternative Strategy Fund (formerly known as Credit Suisse Liquid Alternative Fund)

Credit Suisse Strategic Income Fund

Credit Suisse Volaris US Strategies Fund

CREDIT SUISSE COMMODITY STRATEGY FUNDS

Credit Suisse Commodity ACCESS Strategy Fund

Credit Suisse Commodity Return Strategy Fund

CREDIT SUISSE TRUST

Commodity Return Strategy Portfolio

CAYMAN FUNDS

Cayman Fund	Parent Fund

Credit Suisse Cayman Commodity Fund I, Ltd.	Credit Suisse Commodity Return Strategy Fund

Credit Suisse Cayman Commodity Fund II, Ltd.	Commodity Return Strategy Portfolio of Credit Suisse Trust

Credit Suisse Cayman Commodity ACCESS Strategy Fund, Ltd	Credit Suisse Commodity ACCESS Strategy Fund

Credit Suisse Cayman Multialternative Fund, Ltd. (formerly known as Credit Suisse Cayman Liquid Alternative Fund, Ltd.)	Credit Suisse Multialternative Fund (formerly known as Credit Suisse Liquid Alternative Fund)

Credit Suisse Cayman Managed Futures Strategy (formerly Fund, Ltd. (formerly known as Credit Suisse Cayman Liquid Managed Futures Strategy Fund, Ltd.)	Credit Suisse Managed Futures Strategy Fund known as Credit Suisse Liquid Managed Futures Strategy Fund)